UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2017

MODSYS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

ISRAEL	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 LBJ Freeway, Ste 210, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

On February 15, 2017, Modern Systems Corporation and MS Modernization Services Inc, a wholly owned subsidiary and majority owned subsidiary, respectively, of ModSys International Ltd. (the “Company”), entered into a Seventh Amendment (the “Amendment”) to the existing loan and security agreement (the “Existing Agreement”) with Comerica Bank dated October 2, 2013, as previously amended, to: (i) increase the amount of credit available on the non-formula line to $3,000,000; (ii) extend the maturity date of the non-formula revolving line and revolving line to February 15, 2019; (iii) amend the EBITDA covenant requirements; (iv) decrease the revolving line amount of credit available to $1,000,000 from $1,500,000; and (iv) amend the definition of a new equity event, described below.

A copy of the Seventh Amendment to Loan and Security Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the full text of the Seventh Amendment to Loan and Security Agreement attached.

SHARE PURCHASE AGREEMENTS

On February 14, 2017, the Company entered into two Share Purchase Agreements with Columbia Pacific Opportunity Fund, LP, providing for the issuance of ordinary shares in a private placement.

The first Share Purchase Agreement (“First Agreement”) is for the issuance of 757,575 ordinary shares of the Company, par value NIS 0.04 per share, at a price equal to $0.66 per share amounting to an aggregate purchase price of US $500,000. The closing of the First Agreement will take place on April 1, 2017, subject to approval of the Company’s shareholders and other customary closing conditions.

In addition, the Company entered in to a second Share Purchase Agreement (“Second Agreement”) for the issuance of 757,575 ordinary shares of the Company, par value NIS 0.04 per share, at a price equal to $0.66 per share amounting to an aggregate purchase price of US $500,000. In the event that the volume weighted average price of the ordinary shares for the thirty days prior to July 1, 2017, as reported by Bloomberg Financial L.P. (“VWAP”) is lower than the $0.66, then the price per share shall be equal to the higher of (i) the VWAP and (ii) $0.50, and the number of shares shall be adjusted to equal the purchase price divided by the adjusted price per share. The closing of the Second Agreement will take place on July 1, 2017, subject to approval of the Company’s shareholders and other customary closing conditions.

Both agreements described above fulfill the requirement in the Amendment for the new equity event. Copies of both Share Purchase Agreements are attached as Exhibits 10.2 and 10.3 and are incorporated herein by reference. The foregoing description of the First Agreement and Second Agreement are qualified in their entirety by reference to the full text of the First Agreement and Second Agreement attached.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosures in Items 1.01 and 8.01 of this Current Report on Form 8-K are incorporated herein by reference.

The sale of the ordinary shares, warrants and, if applicable, ordinary shares issuable upon exercise of the warrants, by the Company are being made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (or Regulation D) as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The offer and sale of such securities do not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and each of the purchasers has represented to the Company that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01. Other Events.

In connection with the increased line of credit from $2.0 million to $3.0 million described above as part of the Amendment, the Company agreed to issue warrants to purchase 378,788 ordinary shares to Prescott Group Aggressive Small Cap Master Fund in exchange for extending a guaranty for 2017. In addition, the Company agreed to issue warrants to purchase 735,294 ordinary shares to Columbia Pacific Opportunity Fund, LP and 441,176 ordinary shares to Prescott Group Aggressive Small Cap Master Fund in exchange for the guaranty of the Existing Agreement for 2016 and 2017. Each of the warrants has an exercise price of $0.01 per share and has a three-year term from the date of grant.

The issuance of the warrants is contingent upon approval of the Company’s shareholders and other customary closing conditions.

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Additional Information and Where to Find It

In connection with certain of the transactions described above, the Company plans to file a definitive proxy statement with the Commission. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. The final proxy statement will be mailed or otherwise made available to shareholders of the Company. Investors and shareholders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by the Company with the Commission at the Commission's website at http://www.sec.gov or at the Company’s website at www.modernsystems.com. Free copies of the proxy statement, when it becomes available, and the Company's other filings with the Commission may also be obtained from the Company by directing a written request to Chief Financial Officer, Modsys International Ltd., 6600 LBJ Freeway, Ste 210,  Dallas, Texas.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be soliciting proxies from the Company’s shareholders in favor of the transactions contemplated by the purchase agreements and warrants. Information regarding the Company's directors and executive officers will be available in the Company’s definitive proxy statement for its 2017 annual general meeting of shareholders. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed in connection with these transactions and the other relevant documents filed with the Commission when they become available.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT DATED FEBRUARY 15, 2017
10.2	SHARE PURCHASE AGREEMENT #1 DATED FEBRUARY 14, 2017
10.3	SHARE PURCHASE AGREEMENT #2 DATED FEBRAURY 14, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD
(Registrant)

Date February 21, 2017	By	/s/ Richard Chance
Richard Chance
Chief Financial Officer

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Exhibit Number	Description
10.1	SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT DATED FEBRUARY 15, 2017
10.2	SHARE PURCHASE AGREEMENT #1 DATED FEBRUARY 14, 2017
10.3	SHARE PURCHASE AGREEMENT #2 DATED FEBRAURY 14, 2017

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